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                                                                  EXHIBIT 10.4.2


English Summary of Exhibit 10.4.1

Parties:                    POET Software GmbH and Mr. Jorg Tewes

Date of Signature:          22/29 September 1997

Type of Services:           Services as managing director of the company

Term: No fixed term, but the agreement expires without termination at the end of the month in which Mr. Tewes has his 60th birthday

Termination:                Terminable by each party at the end of each calendar
                            year, by giving at least three months written notice; in addition termination for important cause possible, in particular when managing director breaches duties under the agreement

Power of Representation:    Mr. Tewes represents the company; internally his
                            authority is restricted by a catalogue of acts which require shareholder approval

Remuneration:               Gross annual salary of DM 180,000 payable in 12
                            equal installments, company car, life insurance, accident insurance

Options:                    20,000 options for shares of POET Holdings Inc.;
                            vesting period 4 years starting July 1, 1998 with the same number of options vesting each month (subject to board approval)

Pension:                    None

Paid Leave:                 28 working days

Illness: Salary is paid for up to six months in case of illness

Confidentiality:            During term of agreement and thereafter

Intellectual Property:      Managing director surrenders all intellectual
                            property that he acquires in this function to the company